Exhibit 99.1

NEWS RELEASE                                                 [JOHN ALDEN Logo]
================================================================================

For Immediate Release                                   Contact: Mark Schoder
                                                                 (305)715-3767


 JOHN ALDEN REPORTS FOURTH QUARTER OPERATING LOSS PER SHARE OF $0.98 FOR 1997
                          COMPARED TO $0.57 FOR 1996

 FULL-YEAR 1997 OPERATING INCOME PER SHARE OF $0.51 COMPARED TO LOSS FOR 1996
                                   OF $0.03

                 ANNOUNCES AGREEMENT TO BE ACQUIRED BY FORTIS

MIAMI, FL, MARCH 9, 1998 -- John Alden Financial Corporation (NYSE: JA) today reported an operating loss from continuing operations for the 1997 fourth quarter of $0.98 per share, compared with an operating loss of $0.57 per share for the fourth quarter of 1996. The 1997 fourth quarter per share results exclude $0.40 per share for severance and other charges related to restructuring actions. The 1996 fourth quarter per share results exclude $0.44 per share of income from discontinued operations.

Operating income from continuing operations for all of 1997 was $0.51 per share compared to an operating loss from continuing operations for all of 1996 of $0.03 per share. The 1997 and 1996 results exclude $0.99 per share and $0.17 per share, respectively, for restructuring and related charges. All further discussion of results excludes these charges. Operating income from discontinued operations for 1997 and 1996 was $0.31 per share and $1.50 per share, respectively.

During the 1997 fourth quarter, the Company recognized an additional $0.95 per share of income related to the partial recognition of the deferred gain on the sale of the Discontinued Operations. As of December 31, 1997, approximately $21.0 million, or $0.85 per share, of deferred gain is yet to be recognized in income.

The group health medical loss ratio was 91.2% for the 1997 fourth quarter, compared with 83.3% for the fourth quarter of 1996. For the fourth quarter of 1997, Group Health premiums decreased by 34.4% as compared with the fourth quarter of 1996. Approximately one third of this decrease is due to the decline in premium from the states the Company exited in 1997. The group health expense ratio was 27.7% for the 1997 fourth quarter versus 25.1% for the 1996 fourth quarter.


RESULT FROM THE REVIEW OF STRATEGIC ALTERNATIVES

As previously announced, John Alden retained Credit Suisse First Boston in August 1997 to evaluate strategic alternatives for the future of the Company. As a result of this process, the Board of Directors has approved a sale of the Company and Fortis through its U.S. subsidiary Fortis, Inc., has signed a definitive agreement to acquire all of the outstanding common stock of John Alden Financial Corporation for $22.50 per share in cash.

"Our analysis of strategic alternatives showed that in order to maximize the value of our key assets, we needed to join with a partner to develop the size and resulting economies of scale to compete in our dynamic marketplace," said Glendon E. Johnson, Chairman of the Board, Chief Executive Officer and President.

The Board of Directors has also approved a payment of a regular quarterly dividend of 12 cents per share on the common stock of the Company. The dividend will be paid on April 20,1998, to holders of record at the close of business on March 31, 1998.

                                     -more-
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                                                John Alden Financial Corporation
                                                                   March 9, 1998
                                                                          Page 2
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                                     *****

John Alden Financial Corporation is an insurance holding company that, through its subsidiaries, is principally engaged in providing group health insurance, managed care and other health-related risk management products and services.

                            FOR MORE INFORMATION:

Fax-on-Demand - Call (800) 656-2580 for a complete menu of John Alden news releases.

Internet Address - Visit John Alden's site on the Internet at http://www.jalden.com.

E-Mail - Contact us at corpcomm@jalden.com to ask questions or request materials.

                              - TABLES FOLLOW -



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                                                John Alden Financial Corporation
                                                                   March 9, 1998
                                                                          Page 3
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                       JOHN ALDEN FINANCIAL CORPORATION
                          QUARTERLY EARNINGS RELEASE
                              DECEMBER 31, 1997
                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE)


                                        -------------------   ---------------------
                                           FOR THE THREE         FOR THE TWELVE
                                           MONTHS ENDED           MONTHS ENDED
                                           DECEMBER 31,           DECEMBER 31,
                                        -------------------   ---------------------
                                          1997      1996        1997       1996
                                        ---------  --------   --------   ----------

Earned premium by state type:
  Exit states                           $    -     $  45.7    $   80.2   $  209.0
  Other states                             230.9     306.4     1,025.4    1,314.4
                                        ---------  --------   --------   ----------
Total Group earned premiums                230.9     352.1     1,105.6    1,523.4


Group gross medical loss ratio              91.2%     83.3%       75.4%      76.3%
Group gross expense ratio                   27.7%     25.1%       26.0%      24.5%
                                        ---------  --------   ---------  ----------
  Group underwriting profit             $  (43.8)  $ (29.4)   $  (14.9)  $  (10.6)


Investment income                           11.6       8.8        45.1       35.8
Corporate related expenses                  (8.3)     (5.0)      (18.4)     (26.1)
Interest expense                            (1.1)     (1.7)       (5.3)      (6.7)
Amortization of purchased intangibles       (0.7)      0.3        (3.3)      (3.6)
Other operations income                      4.4       3.2        21.7       13.3
                                        ---------  --------   ---------  ----------
  Continuing pre-tax operating (loss)
   income before significant charges       (37.9)    (23.8)       24.9        2.1


Significant charges                        (15.5)      -         (38.5)      (6.7)
Realized investment (losses) gains          (0.3)      1.9         4.8        3.0
                                        ---------  --------   ---------  ----------
  Continuing pre-tax loss before
   minority interest in joint venture      (53.7)    (21.9)       (8.8)      (1.6)


Benefit for income taxes                    18.7      10.4         1.9        2.1
Minority interest  in joint venture          0.1      (1.3)       (1.0)      (2.1)
  loss (income)
                                        ---------  --------   ---------  ----------
Net loss from continuing operations        (34.9)    (12.8)       (7.9)      (1.6)
Net income from discontinued operations     24.0      10.9        29.7       32.6
                                        ---------  --------   ---------  ----------
  Total net (loss) income                  (10.9)     (1.9)       21.8       31.0
Preferred stock dividends                   (0.3)     (0.4)       (1.3)      (1.4)
                                        ---------  --------   ---------  ----------
  Net (loss) income applicable to       $  (11.2)  $  (2.3)   $   20.5   $   29.6
   common stock
                                        ---------  --------   ---------  ----------

Average shares outstanding (000's)         25,516    25,332      25,400     25,295


Per share data:
  Operating income (loss):
   Continuing operations                $  (0.98)  $ (0.57)   $   0.51   $  (0.03)
   Significant charges                     (0.40)      -         (0.99)     (0.17)
                                        ---------  --------   ---------  ---------
    Total continuing operations            (1.38)    (0.57)      (0.48)     (0.20)
   Discontinued operations                   -        0.44        0.31       1.50
                                        ---------  --------   ---------  ---------
    Total operating (loss) income          (1.38)    (0.13)      (0.17)      1.30
Realized investment (losses) gains         (0.01)     0.03        0.03      (0.13)
Recognition of deferred gain on sale        0.95       -          0.95        -
                                        ---------  --------   ---------  ---------
Net (loss) income applicable to common  $  (0.44)  $ (0.10)   $   0.81   $   1.17
  stock
                                        =========  ========   =========  =========
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                                     -more-
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                                                John Alden Financial Corporation
                                                                   March 9, 1998
                                                                          Page 4
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


                       JOHN ALDEN FINANCIAL CORPORATION
                          QUARTERLY EARNINGS RELEASE
                              DECEMBER 31, 1997
                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE)




                                                       DECEMBER 31,  DECEMBER 31,
              BALANCE SHEET                                1997          1996
-----------------------------------------------        ------------  ------------

Held-to-maturity securities                            $      45     $     45
Available-for-sale securities                                551        4,249
Trading account securities                                     4            5
Mortgage loans                                               146        1,449
Real estate acquired through foreclosure                       3           11
Equity securities                                            -             82
Cash and short term investments                              228          174
Reinsurance receivables and investment deposits              187          971
  recoverable
Other assets                                                 316          685
                                                       ============  ============
  Total assets                                         $   1,480     $  7,671
                                                       ------------  ------------


Group claim reserves                                   $     195     $    254
Other reserves and liabilities                               721        6,831
Deferred gain on sale of Annuity Operations                   21          -
Total debt                                                    77          102
Redeemable securities                                         15           19
Stockholders' equity                                         451          465
Book value per share, including effects
  of SFAS No. 115                                          18.29        18.39
  Proforma for recognition of deferred gain
    on sale of Annuity Operations                          19.14        20.18
Book value per share, excluding effects of
  SFAS No. 115                                             17.57        17.64
  Proforma for recognition of deferred gain on             18.42        19.43
    sale of Annuity Operations




                                                       DECEMBER 31,  DECEMBER 31,
           OTHER RELEVANT DATA                             1997          1996
-----------------------------------------------        ------------  ------------
Group employer groups                                    110,000       183,000
Group employees                                          284,000       474,000
Covered lives data:
   Minigroup                                             526,000       859,000
   Intermediate and other                                 18,000        42,000
                                                       ============  ============
    Group                                                544,000       901,000
   HMO                                                   111,000        81,000
   Administrative services only                           93,000        78,000
   Self-funded, ARMS                                     868,000       947,000


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